Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 5, 2018, with respect to the financial statement of Rattler Midstream Partners LP contained in the Registration Statement and Prospectus of Rattler Midstream Partners LP. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

October 5, 2018